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                                                                      EXHIBIT 12





                             JOHNSON CONTROLS, INC.
                      COMPUTATION OF RATIO OF EARNINGS TO
                                 FIXED CHARGES
                             (Dollars in millions)


                                                                             For the Nine Months
                                                                             Ended June 30, 1997
                                                                             -------------------
Income from continuing operations                                                      $127.7
Provision for income taxes                                                              108.9
Undistributed earnings of partially-owned affiliates                                     (4.6)
Minority interests in net earnings of subsidiaries                                       19.9
Amortization of previously capitalized interest                                           3.2
                                                                                       ------
                                                                                        255.1
                                                                                       ------


Fixed charges:
   Interest incurred and amortization of debt expense                                   104.4
   Estimated portion of rent expense                                                     28.3
                                                                                       ------
Fixed charges                                                                           132.7
Less:  Interest capitalized during the period                                            (5.7)
                                                                                       ------
                                                                                        127.0
                                                                                       ------

Earnings                                                                               $382.1
                                                                                       ======

Ratio of earnings to fixed charges                                                        2.9
                                                                                       ======



      For the purpose of computing this ratio, "earnings" consist of (a) income from continuing operations before income taxes (adjusted for undistributed earnings or recognized losses of partially-owned affiliates which are less than 50% owned, minority interests in net earnings of subsidiaries, and amortization of previously capitalized interest), plus
      (b) fixed charges, minus (c) interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amortization of debt expense plus (b) the portion of rent expense representative of the interest factor.




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